UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2020

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37568	26-4231384

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303A College Road East
Princeton, NJ 08540
(Address of Principal Executive Offices, and Zip Code)

(800) 208-3343
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2020, PDS Biotechnology Corporation, a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners (“AGP”), acting as representative of the underwriters named therein (the “Underwriters”) relating to the issuance and sale of 9,230,770 shares of the Company’s common stock, at an offering price of $1.30 per share before underwriting discounts and commissions  (the “Offering”). Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 45 days from the date of the Underwriting Agreement, to purchase up to an additional 1,384,614 shares of the Company’s common stock. Total net proceeds to the Company from the Offering are expected to be approximately $11 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, assuming no exercise by the Underwriters of their option to purchase additional shares of common stock. AGP acted as the sole book-running manager for the Offering.  The Offering closed on February 14, 2020.

Certain members of management and certain members of the board of directors the Company purchased approximately $0.675 million of the Company’s common stock in the Offering at the public offering price. Additionally, an existing stockholder of the Company, NetScientific plc (“NetScientific”), purchased approximately $0.65 million of the Company’s common stock in the Offering at the public offering price.

The Offering was made pursuant to the Company’s registration statement on Form S-1 (File No. 333-235549), which became effective on February 11, 2020.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with NetScientific’s participation in the Offering, and contingent upon closing of the Offering, the Company’s board of directors agreed, via e-mail, to (i) increase the number of authorized directors serving on the Company’s board of directors from seven directors to eight directors and to appoint a designee of NetScientific to the Company’s board of directors to fill the vacancy created by such newly created directorship, subject to such designee’s approval by the Nominating and Corporate Governance Committee of the Company’s board of directors, and (ii) nominate the member of the board of directors so designated by NetScientific for election at the Company’s next annual meeting of stockholders.

Item 8.01	Other Events.

On February 11, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is attached as Exhibit 99.1 hereto.

On February 14, 2020, the Company issued a press release announcing the closing of the Offering.  A copy of this press release is attached as Exhibit 99.2 hereto.

Neither the disclosures on this Current Report on Form 8-K nor the attached press release shall constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “projects,” “intends,” “estimates,” and other words of similar meaning. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Readers should carefully consider any such statement and should understand that many factors could cause actual results to differ from these forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement (incorporated by reference to the Company’s registration statement on Form S-1/A, filed with the SEC on January 17, 2020).
99.1	Press Release dated February 11, 2020.
99.2	Press Release dated February 14, 2020.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS BIOTECHNOLOGY CORPORATION

Date: February 14, 2020	By:	/s/ Frank Bedu-Addo, Ph.D.
	Name:	Frank Bedu-Addo, Ph.D.
	Title:	President and Chief Executive Officer